UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2014

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 10, 2014, Sucampo Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that in connection with the Company’s previous announced determination to hire a new Chief Executive Officer, Dr. Ryuji Ueno has resigned as Chief Executive Officer, Chairman and a member of the Board of Directors (the “Board”) and other officer and board of director positions with the Company’s subsidiaries, effective March 3, 2014, and as Chief Scientific Officer, effective March 31, 2014. Dr. Ueno’s departure is not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c) On February 10, 2014, the Company announced that Peter Greenleaf, 43, will serve as the Company’s Chief Executive Officer, effective March 3, 2014. Mr. Greenleaf is currently a member of the Board of Directors, President and Chief Executive Officer of Histogenics Corporation. Mr. Greenleaf joined Histogenics Corporation in June 2013. He also served as President of MedImmune, the worldwide biologics arm of AstraZeneca from February 2010 to June 2013, and President of MedImmune Ventures, a wholly owned venture capital fund within the AstraZeneca Group, where he led investment in emerging biopharmaceutical, medical device, and diagnostic companies from 2008 to June 2013; Senior Vice President, Commercial Operations, Corporate Strategy & Development, MedImmune Ventures from May 2006 to February 2010; and Vice President of the U.S. gastroenterology commercial group at Centocor, Inc., a wholly-owned subsidiary of Johnson & Johnson from 2003 to 2006. Before Centocor, Mr. Greenleaf held roles at Hallmark Cards, Inc., Boehringer Mannheim and U.S. Healthcare. He has served on the board of directors of several companies, including Rib-X Pharmaceuticals, Corridor Pharmaceuticals and LygoCyte Pharmaceuticals. He was also a board member of the Biotechnology Industry Organization (BIO) and co-chaired the Regulatory Environment Committee.

Mr. Greenleaf and the Company have entered into an employment agreement, dated as of February 10, 2014 (the "Employment Agreement"), the term of which runs from March 3, 2014 through January 31, 2017, which automatically renews for successive one year periods unless either party gives a notice of termination. Under the Employment Agreement, Mr. Greenleaf will receive an annual base salary of $525,000. In addition to his base salary, he is eligible to receive an annual cash bonus award targeted at 60% of his annual base salary based on the performance of certain criteria set by the Board which target bonus percentage may rise in future years to 84% based on exceeding performance objectives established and approved by the Board.

Further, effective March 3, 2014, the Company will grant 600,000 stock options on the terms and conditions set forth in the Company’s form Incentive Stock Option Agreement filed as Exhibit 10.56 and which will vest ratably over a 4 year period. Provided Mr. Greenleaf, 1) completes certain objectives set by the Board within 6 months of March 3, 2014 and 2) the Fair Market Value of a share of the Company’s Common Stock determined over any 30 consecutive trading days closes at a price equal to or exceeding $16 per share, the Company will grant an additional 200,000 stock options to vest ratably over the remaining time of the 4 year performance period. Further, beginning in 2015 and at least annually for the term of the Agreement, Mr. Greenleaf will be eligible for an annual equity award consistent with a new long-term stock incentive program to be recommended by the Compensation Committee and approved by the Board, which long-term stock incentive program could provide Mr. Greenleaf with an annual equity award equivalent to at least $500,000 in fair market value on the grant date as defined in the Incentive Stock Option Agreement. There are no arrangements or understandings between Mr. Greenleaf and any other person pursuant to which he was elected as an executive officer of the Company.

As an executive officer of the Company, Mr. Greenleaf will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.67 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and to receive other benefits available to an executive officer.

(d) On February 10, 2014, the Company announced that Mr. Greenleaf will become a member of the Board, class 2 director, and will not receive any directors’ fees and the Board will decide whether he serves on any committees of the Board. There are no arrangements or understandings between Mr. Greenleaf and any other person pursuant to which he was elected as a director. He will stand for election at the Company’s annual shareholder meeting on May 9, 2014.

Also, effective March 3, 2014, Dr. Daniel P. Getman, a director of the Company, will become Chairman of the Company’s Board and will continue to serve as chair of the Science & Technology Committee and member of the Compensation Committee, and resign as chair of the Compensation Committee and member of the Nominating & Corporate Governance Committee. Ms. Barbara R. Munder, a director of the Company, will become chair of the Compensation Committee and member of the Nominating & Corporate Governance Committee, effective March 3, 2014.

(e) Compensatory Arrangements of Certain Officers

After serving as Chief Scientific Officer, Dr. Ueno will become a consultant for the Company serving as the Co-founder, Chairman Emeritus and Scientific Advisor under a consulting agreement at $50,000 monthly. As a consultant, he will provide certain agreed-to services to the Company, and the consulting arrangement is on an annual basis renewable on successive one year terms unless terminated by either party.

Item 7.01. Regulation FD Disclosure.

On February 12, 2014, the Company will make a corporate update presentation at one-on-one meetings with analysts and investors in New York City, NY at the Leerink Swann Global Healthcare Conference 2014. All meetings will include the slides filed on Form 8K dated January 13, 2014 including modifications to five slides. The modified slides are being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit relating to Item 5.02 and 7.01 shall be deemed to be furnished, and not filed:

99.1           Press Release issued by the registrant on February 10, 2014.
99.2           The modifications of the five slides to the corporate update presentation slides dated January 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: February 12, 2014	By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp Title: EVP, Chief Legal Officer and Corporate Secretary